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                                                                  EXHIBIT 10.17b



SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO OWNER PARTICIPANT GUARANTEE CONSTITUTING EXHIBIT 10.17a HERETO

1. Owner Participant Guarantee dated as of August 24, 2000 by PSEG Resources Inc. (Keystone Facility)

2. Owner Participant Guarantee dated as of August 24, 2000 by PSEG Resources Inc. (Shawville Facility)